EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chris Tong Tang, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of MJP International Ltd. for the year ended June 30, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MJP International Ltd.

Dated: September 23, 2015

/s/ Chris Tong Tang
Chris Tong Tang
President, Chief Executive Officer, and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
MJP International Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MJP International Ltd. and will be retained by MJP International Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.